Exhibit 5.1

Yigal Arnon (1929-2014)

Dror Vigdor

Amalia Meshi

Amnon Lorch

Hagai Shmueli

Barry Levenfeld

David H. Schapiro

Hagit Bavly

Orna Sasson

Barak Tal

Shiri Shaham

Doron Tamir

Daniel Abarbanel

Niv Zecler

Ofer Argov

David Osborne

Gil Oren

Ronit Amir Yaniv

Orly Tsioni

Mordehai Baicz

Barak Platt

Benjamin Horef

Yoran Gill

Asaf Eylon

Daniel Marcovici

Adrian Daniels

Yuval Shalheveth

Jacob Ben Chitrit

Peter Sugarman

Ben Sandler

Boaz Fiel

Joeri Kreisberg

Simon Weintraub

Ruth Loven

Yarom Romem

Adam Spruch

Yuval Bargil

Eliran Furman

Eran Lempert

Ofir Levy
Daniel Green

Hanital Belinson

Yoheved Novogroder
Oren Roth
Dror Varsano

Odelia Sidi

Shira Lahat

Micki Shapira

Eran Zach

Ido Chitman

Aner Hefetz

David Akrish

Nir Rosner

Assaf Mesica

Liron Hacohen

Guy Fuhrer

Ezra Gross

David Roness

Eli Greenbaum

Lee Maor
Nimrod Vromen

Guy Sagiv

Shani Rapoport

Lior Gelbard

Keren Tal

Naftali Nir

Yael Hoefler

Sagi Schiff

Netanella Treistman

Daniel Damboritz

Yulia Lazbin

Joshua Lieberman

Eyal Aichel

Roy Masuri

Avi Anouchi

Sivan Gilron Dotan

Tomer Bar-Nathan

Edan Regev

Michal Sagmon

Hila Rot
Neta Goshen

Chen Lanir

Daphna Livneh

Tamar Gilboa
Adi Samuel

Rachel Cohen

Alona Toledano
Elad Offek

Yuval Shamir

Liat Pillersdorf

Lihi Katzenelson
Inbar Hakimian-Nahari

Shahar Uziely

Yehudit Biton

Gitit Ramot-Adler
Omri Schnaider

Shiran Sofer

Rinat Michael

Adi Attar

Daniella Milner

Amos Oseasohn

Guy Kortany

Ofir Paz

Goor Koren
Adi Daniel

Dafna Shaham

Miriam Friedmann

Roni Osborne

Ortal Zanzuri

Roey Sasson

Shir Eshkol

Moshe Medved

Lior Sofer

Nir Rodnizky

Noam Shochat

Noa Slavin
Michael Horowitz

Guy Fatal
Shani Lorch

Itamar Cohen
Shai Margalit

Yonatan Whitefield

Moshe Lankry
Nir Kamhi

Shira Teger

Rachel Lerman

Ravid Saar

Sophie Blackston

Elad Morgenstern
Ron Ashkenazi

Sara Haber

Carmel Nudler

Shmuel Brill

Yehonatan Cohen

David Shmulevitz

Tair Cherbakovsky

Ophir Dagan

Liad Kalderon

Nataly Damary

Shiran Glitman

Dani Weissberg

Lareine Khoury

Nohar Hadar

Shirley Youseri

Nitzan Kahana
Tali Har-Oz
Niv Blacher

Tal Alon

Ohad Sarusi

Mor Ido

Nechemia Englman

Tomer Tako
Natalie Korenfeld

Moshe Pasker

Mazi Ohayon

Nitzan Fisher-Conforti

Victoria Savu

Derora Tropp

Hila Amiel

Chaim Cohen

Shine Shaham

Michal Mor

Daniel Siso

Maytal Spivak

Avraham Schoen

Elan Loshinsky

Ariel Even

Noah Zivan

Josh Hauser

Eitan Cohen

Itai Guttel

Dor Brown

Dror Kanarik Sarig

Artium Gorelik

Maor Alev

Tamar Drori

Vered Glaubach

Yair Taitelbaum

Gilad Lindenfeld

Gabi Priel

Regina Pevzner
Sophy Litvin

Igal Lavi

Maor Layani

Areen Nashef

Tal Slabbaert

David Chesterman

Noam Kolt

Stav Ben Hamo

Ido Zahavi

Guy Yarom

Ben Nachshon

Danielle Berkowicz

Inbar Rosenthal

Hadar Stein

Dan Shimon

Lital Gamniel

Matan Zigel

Avital Salzman

Aharon Topper

Rotem Cohen

Idan Adar

Gidon Weinstock Of Counsel

Roy Keidar Of Counsel

Paul H. Baris (1934-2010)

Rami Kook

Nira Kuritzky

Eran Ilan

Tel Aviv | February 9, 2020

BioLineRx Ltd.

2 Hamayan Street

Modi’in Technology Park

Modi’in 7177871

Israel

Dear Sir and Madam,

We have acted as Israeli counsel to Enlivex Therapeutics Ltd. (the “Company”), in connection with the Registration Statement on Form F-3 (the “Additional Registration Statement”) of the Corporation to be filed with the Securities and Exchange Commission (“SEC”) pursuant to Rule 462(b) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), which Additional Registration Statement incorporates by reference the registration statement on Form F-3 (Registration No. 333-232009) filed with the SEC on June 7, 2019 (the “Original Registration Statement”, and together with the Additional Registration Statement and each amendment thereto, the “Registration Statement”). The Original Registration Statement registers the issuance and sale of up to US$100,000,000 of the Company's ordinary shares (“Ordinary Shares”), warrants (the “Warrants”) to purchase Ordinary Shares of the Company, which will be issued under one or more warrant agreements (each a “Warrant Agreement”) between the Company and a warrant agent (the “Warrant Agent”); and (vi) units (the “Units”) consisting of two or more Warrants or Ordinary Shares, or any combination of such securities (and, together with the Ordinary Shares and Warrants, the “Securities”) that the Company may sell from time to time in one or more offerings on terms to be determined at the time of sale pursuant to the Registration Statement and one or more prospectus supplements to the Registration Statement. An additional $6,885,079.40 of Securities is being registered pursuant to the Additional Registration Statement.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il

This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.

For purposes of the opinions hereinafter expressed, we have examined originals or copies, certified and otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary as a basis for the opinions expressed herein. Insofar as the opinions expressed herein involve factual matters, we have relied (without independent factual investigation), to the extent we deemed proper or necessary, upon certificates of, and other communications with, officers and employees of the Company and upon certificates of public officials. We have also considered such questions of Israeli law as we have deemed relevant and necessary as a basis for the opinions hereinafter expressed. In making our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, photostatic or facsimile copies and the authenticity of the originals of such copies.

We also have assumed that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will be the valid and legally binding obligation of the Warrant Agent, enforceable against such party in accordance with its terms; and (2) at the time of the execution, issuance and delivery of the Units, the related Unit Agreement will be the valid and legally binding obligation of the Unit Agent, enforceable against such party in accordance with its terms.

We have assumed further that: (1) at the time of execution, issuance and delivery of any Warrants, the related Warrant Agreement will have been duly authorized, executed and delivered by each of the Company and the Warrant Agent; (2) at the time of execution, issuance and delivery of the Units, the related Unit Agreement will have been duly authorized, executed and delivered by each of the Offered Securities, the terms of the Offered Securities, and their issuance and sale, will have been established so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

In connection with the opinions as to enforceability expressed below, such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally, subject to general principles of equity and to limitations on availability of equitable relief, including specific performance (regardless of whether such enforceability is considered in a proceeding in equity or at law) or by an implied covenant of good faith and fair dealing.

Based upon the foregoing, in reliance thereon and subject to the assumptions, comments, qualifications, limitations and exceptions stated herein and the effectiveness of the Registration Statement under the Act, we are of the opinion that:

1. With respect to the Ordinary Shares, including Ordinary Shares underlying Warrants or Units, assuming the taking of all necessary corporate action to authorize and approve the issuance of any Ordinary Shares, the terms of the offering thereof and related matters, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable convertible Offered Securities, if any, such Ordinary Shares will be validly issued, fully paid and non-assessable.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il

2. With respect to the Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Warrants, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Warrants upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

5. With respect to the Units, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and the terms of the Units, the related Unit Agreement and any Offered Securities which are components of the Units, the terms of the offering thereof and related matters and (b) due execution, countersignature (where applicable), authentication, issuance and delivery of the Units and the Offered Securities that are components of such Units in each case upon the payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the board of directors, and otherwise in accordance with the provisions of the applicable Warrant Agreement, in the case of Warrants, such Units will be validly issued and will entitle the holders thereof to the rights specified in the Unit Agreements.

6. Under the laws of Israel, the designation of the law of the State of New York to apply to the Warrant Agreement and the Unit Agreement will be binding upon the Company and, if properly brought to the attention of the court or administrative body in accordance with the laws of Israel, would be enforceable in any judicial or administrative proceeding in Israel subject to the existence of special circumstances or considerations, and as more fully set forth in the Registration Statement, and subject generally to the discretion of the Israeli court ruling on the matter.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

a) We are members of the Israel Bar and we express no opinion as to any matter relating to the laws of any jurisdiction other than the laws of Israel and have not, for the purpose of giving this opinion, made any investigation of the laws of any other jurisdiction than Israel. The opinions set forth herein are made as of the date hereof and are subject to, and may be limited by, future changes in the factual matters set forth herein, and we undertake no duty to advise you of the same. The opinions expressed herein are based upon the law in effect (and published or otherwise generally available) on the date hereof, and we assume no obligation to revise or supplement these opinions should such law be changed by legislative action, judicial decision or otherwise. In rendering our opinions, we have not considered, and hereby disclaim any opinion as to, the application or impact of any laws, cases, decisions, rules or regulations of any other jurisdiction, court or administrative agency. This opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters.

b) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also hereby consent to the reference to our firm under the heading “Legal Matters” in the prospectus, which forms a part of the Registration Statement. By giving our consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations issued or promulgated thereunder.

This opinion is being delivered to you for your information in connection with the above matter and addresses matters only as of the date hereof.

Very truly yours,

/s/ Yigal Arnon & Co.
Yigal Arnon & Co.

1 Azrieli Center, Tel Aviv, 6702101 | Phone: +972-3-6087777 | Fax: +972-3-6087724
31 Hillel Street, Jerusalem, 9458131 | Phone: +972-2-6239239 | Fax: +972-2-6239233
www.arnon.co.il | info@arnon.co.il